UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2024

Alector, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38792	82-2933343
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Oyster Point Blvd. Suite 600
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 231-5660

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALEC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2024 (the “Closing Date”), Alector, Inc., a Delaware corporation (the “Company”), and Alector LLC, a Delaware limited liability company, as co-borrower (together with the Company, the “Borrowers”), entered into a loan and security agreement (the “Loan Agreement”) by and among the Borrowers, the several banks and other financial institutions from time to time party thereto (the “Lenders”) and Hercules Capital, Inc., as administrative agent and collateral agent (in such capacity, the “Agent”). The Loan Agreement provides for a senior secured term loan facility in an aggregate principal amount of up to $50.0 million (collectively, the “Term Loans”), available in up to two tranches. The initial tranche of Term Loans in an aggregate principal amount of up to $25.0 million is available from the Closing Date through June 30, 2026, subject to the satisfaction of applicable conditions set forth in the Loan Agreement. The second tranche of Term Loans in an aggregate principal amount of up to $25.0 million is available at the sole discretion of the Lenders. The proceeds of the Term Loans may be used by the Company for working capital and general corporate purposes. The Borrowers borrowed $10.0 million of Term Loans on the Closing Date.

Borrowings under the Loan Agreement accrue interest at a rate equal to the greater of (A) the prime rate plus 1.05% and (B) 8.05%. The Term Loans are repayable in monthly interest-only payments until December 1, 2026 (the “Interest-Only Payment Period”). The Interest-Only Payment Period may be extended by up to twenty-four (24) months, subject to the achievement by the Borrowers of certain milestones as set forth in the Loan Agreement. After the expiration of the Interest-Only Payment Period, the Term Loans are repayable in equal monthly payments of principal and accrued interest until maturity. The Term Loans will mature on December 1, 2028 (the “Maturity Date”).

At the Borrowers’ option, the Borrowers may prepay all or a portion of the outstanding Term Loans, subject to a prepayment premium equal to (a) 2.0% of the Term Loans being prepaid if the prepayment occurs during the 12 months following the Closing Date; (b) 1.5% of the Term Loans being prepaid if the prepayment occurs after the 12 month anniversary of the Closing Date but on or prior to the 24 month anniversary of the Closing Date; and (c) 0.5% of the Term Loans being prepaid if the prepayment occurs after 24 months following the Closing Date and prior to the Maturity Date. In addition, the Borrowers will pay an end of term charge of (i) 2.45% if the Term Loans are prepaid or repaid within the first 24 months of the Closing Date; or (ii) 4.75% if the Term Loans are prepaid or repaid after 24 months from the Closing Date (including on the Maturity Date). The Borrowers paid an initial facility charge of $250,000 on the Closing Date, and thereafter, the Borrowers will pay a facility charge of 1.00% upon any draw of the Term Loans under the second tranche.

The Borrowers’ obligations under the Loan Agreement are secured by substantially all of the Borrowers’ assets, including intellectual property, subject to certain exceptions, including exceptions with respect to assets and intellectual property subject to the Borrowers’ existing agreements with each of AbbVie Biotechnology, Ltd., Adimab LLC and Glaxo Wellcome UK Limited.

The Loan Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Borrowers and their subsidiaries to, among other things, dispose of assets, enter into certain licensing arrangements, effect certain mergers, incur debt, grant liens, pay dividends and distributions on their capital stock, make investments and acquisitions, and enter into transactions, in each case subject to customary exceptions for a loan facility of this size and type. The Loan Agreement also includes customary events of default, including, among others, payment defaults, material misrepresentations, breaches of covenants following any applicable cure period, cross defaults with certain other indebtedness or material agreements, bankruptcy and insolvency events, judgment defaults and the occurrence of certain events that could reasonably be expected to have a “material adverse effect.” The occurrence of an event of default could result in the acceleration of the Borrowers’ obligations under the Loan Agreement, the termination of the Lenders’ commitments, a 5% increase in the applicable rate of interest and the exercise by Agent of other rights and remedies provided for under the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Loan Agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to a subsequent periodic report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Loan Agreement set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 14, 2024, the Company issued a press release announcing its entry into the Loan Agreement described above. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information contained under Item 7.01 of this Current Report (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1 Press Release, dated November 14, 2024.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALECTOR, INC.

Date:	November 14, 2024	By:	/s/ Arnon Rosenthal
Arnon Rosenthal, Ph.D. Co-founder and Chief Executive Officer